UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 3, 2017

MaxPoint Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36864	20-5530657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices, including zip code)

(800) 916-9960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters of a Vote of Security Holders.

At the 2017 annual meeting of stockholders (the “Annual Meeting”) of MaxPoint Interactive, Inc. (the “Company”) held on May 3, 2017, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 21, 2017.

Only stockholders of record as of the close of business on March 9, 2017 (the “Record Date”) were entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each stockholder was entitled to one vote for each share of common stock held as of the Record Date. As of the Record Date, 6,632,889 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.

The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal One: The election of two Class II directors to serve until the annual meeting held in 2020 and until a respective successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Lynnette Frank	4,373,878	63,738	1,471,803
Augustus Tai	4,360,324	77,292	1,471,803

Proposal Two: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstentions
5,795,710	18,828	94,881

As a routine proposal under applicable rules, no broker non-votes were recorded in connections with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxPoint Interactive, Inc.

By:	/ s / Brad Schomber
Brad Schomber
Chief Financial Officer

Dated: May 4, 2017

3